Exhibit 5






                    MILBERG WEISS BERSHAD HYNES & LERACH LLP






                                February 23, 1998



Conolog Corporation
5 Columbia Road
Somerville, New Jersey  08876


                  Re:      Conolog Corporation
                           Registration Statement on Form S-8
                           -----------------------------------


Ladies and Gentlemen:

                  We have acted as counsel for Conolog Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form S-8, under the Securities Act of 1933, relating to the sale of 100,000 shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock") by Warren Schreiber.

                  We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, forms of certificates evidencing the Common Stock, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.



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Conolog Corporation
February   , 1998
Page 2



                  As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

                  Based on the foregoing, we are of the opinion that the 100,000 shares of Common Stock will, upon sale thereof in the manner contemplated by the Registration Statement, be legally issued, fully paid and nonassessable.

                  We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

                  We further consent to your filing a copy of this opinion as an Exhibit to the Registration Statement.

                                                   Very truly yours,



                                                   /S/MILBERG WEISS BERSHAD
                                                       HYNES & LERACH LLP




                                                               EXHIBIT 10